                                                                      EXHIBIT 99

                  The Limited, Inc. Savings and Retirement Plan

                    Report on Audits of Financial Statements
            As of and for the Years Ended December 31, 1999 and 1998
                            and Supplemental Schedule
                             As of December 31, 1999




                                    CONTENTS

Independent Auditor's Report...........................................1

FINANCIAL STATEMENTS

Statements of Net Assets Available for Benefits........................2

Statements of Changes in Net Assets Available for Benefits.............3

Notes to Financial Statements..........................................4

SUPPLEMENTARY SCHEDULE

Schedule of Assets Held for Investment Purposes.......................12

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of
The Limited, Inc. and the
Plan Administrator of The Limited, Inc.
Savings and Retirement Plan:


         We have audited the accompanying statements of net assets available for benefits of The Limited, Inc. Savings and Retirement Plan as of December 31, 1999 and 1998, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1999 and 1998, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

         Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of investments held for investment purposes is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                         Ary, Earman and Roepcke
Columbus, Ohio,
March 31, 2000.

                  THE LIMITED, INC. SAVINGS AND RETIREMENT PLAN

                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

                           DECEMBER 31, 1999 AND 1998



                                                                            1999                      1998
                                                                       ------------              ------------
ASSETS:
Investments                                                            $453,255,672              $380,482,156

Receivable for contributions:
     Employers                                                           28,574,143                25,548,732
     Participants                                                         1,709,157                 1,906,944
                                                                       ------------              ------------

         Total receivable contributions                                  30,283,300                27,455,676
                                                                       ------------              ------------

Due from brokers                                                            120,275                   197,476
Accrued interest and dividends                                              914,727                     4,286
                                                                       ------------              ------------

     Total assets                                                       484,573,974               408,139,594
                                                                       ------------              ------------

LIABILITIES:

Administrative fees payable                                                  27,626                    86,807
Due to brokers                                                                 -                          673
                                                                       ------------              ------------

     Total liabilities                                                       27,626                    87,480
                                                                       ------------              ------------

NET ASSETS AVAILABLE FOR BENEFITS                                      $484,546,348              $408,052,114
                                                                       ============              ============


   The accompanying notes are an integral part of these financial statements.

                  THE LIMITED, INC. SAVINGS AND RETIREMENT PLAN

           STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998



                                                                            1999                     1998
                                                                       ------------              -----------
ADDITIONS:

Investment Income:
     Net appreciation in fair value
         of investments                                                $ 77,211,144              $ 56,085,295
     Mutual funds' earnings                                              12,083,572                15,139,419
     Dividends                                                            1,525,988                 1,415,407
     Investment contracts' earnings                                         816,931                      -
     Common collective trust's earnings                                     484,641                    69,440
                                                                       ------------              ------------

         Total investment income                                         92,122,276                72,709,561
                                                                       ------------              ------------

Contributions:
     Employers                                                           39,536,720                36,425,460
     Participants                                                        20,097,162                20,557,157
                                                                       ------------              ------------

         Total contributions                                             59,633,882                56,982,617
                                                                       ------------              ------------

         Total additions                                                151,756,158               129,692,178
                                                                       ------------              ------------

DEDUCTIONS:

     Distributions to participants                                       56,199,313                56,754,614
     Administrative expenses                                              1,061,328                   869,548
                                                                       ------------              ------------

         Total deductions                                                57,260,641                57,624,162
                                                                       ------------              ------------

Net increase prior to transfers                                          94,495,517                72,068,016

Transfer of net assets available for
     benefits to plans of former affiliates                             (18,001,283)               (7,080,600)
                                                                       ------------               -----------
Net increase                                                             76,494,234                64,987,416

Net assets available for plan benefits:
     Beginning of year                                                  408,052,114               343,064,698
                                                                       ------------              ------------

     End of year                                                       $484,546,348              $408,052,114
                                                                       ============              ============


   The accompanying notes are an integral part of these financial statements.

                  THE LIMITED, INC. SAVINGS AND RETIREMENT PLAN

                          NOTES TO FINANCIAL STATEMENTS


(1)      DESCRIPTION OF THE PLAN

         GENERAL

         The Limited, Inc. Savings and Retirement Plan (the "Plan") is a defined contribution plan covering certain employees of The Limited, Inc. and its affiliates (the "Employers") who are at least 21 years of age and have completed 1,000 or more hours of service during their first consecutive twelve months of employment or any calendar year beginning in or after their first consecutive twelve months of employment. Certain employees of the Employers, who are covered by a collective bargaining agreement, are not eligible to participate in the Plan.

         Effective January 1, 1997, the Plan allowed for the associates of Galyan's Trading Company, Inc. (Galyan's) who met the eligibility requirements of the Plan, to participate in the Plan for purposes of electing voluntary tax-deferred contributions only. Effective February 1, 1998, associates of Galyan's electing to participate are eligible to receive allocations of Employers' contributions as noted below.

         Effective August 31, 1999, an affiliate of Freeman, Spogli & Co. (together with Galyan's management) purchased a 60% interest in Galyan's. Subsequent to the sale, the net assets available for benefits allocated to the former participants employed by Galyan's were transferred to Galyan's retirement plan.

         Effective August 23, 1999, The Limited, Inc. completed the spin-off of Too, Inc. (successor company to Limited Too). Subsequent to the spin-off, the net assets available for benefits allocated to the former participants employed by Limited Too were transferred to the Too, Inc. Savings and Retirement Plan.

         The Limited, Inc. owned 84.2% of the outstanding Common Stock of Abercrombie & Fitch Co. until the completion of a tax-free exchange offer (the "Exchange Offer") on May 19, 1998, establishing Abercrombie & Fitch Co. as an independent company and, as a result, Abercrombie & Fitch Co.'s associates are no longer participants in the Plan. Subsequent to the Exchange Offer, the net assets available for benefits allocated to the former participants employed by Abercrombie & Fitch Co. were transferred to the Abercrombie & Fitch Savings and Retirement Plan.

         During 1999 the plan was amended several times to among other things
         1) change the requirement for a participant to be active on the last day of the annual payroll period to a requirement for a participant to be active on the last day of the plan year as it relates to the Employers' service and non-service retirement contribution, and 2) allow for the establishment of unit values for one or more of the investment funds and permit the accounts setting forth each participant's interest in such investment funds to be maintained in terms of units.

         The following description of the Plan provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) as amended.

         CONTRIBUTIONS

         Employers' Contributions:

         The Employers may provide a non-service related retirement contribution of 4% of annual compensation up to the Social Security wage base and 7% of annual compensation thereafter, and a service related retirement contribution of 1% of annual compensation for participants who have completed five or more years of vesting service as of the last day of the Plan year. Participants who complete 500 hours of service during the Plan year and are participants on the last day of the Plan year are eligible. The annual compensation of each participant taken into account under the Plan is limited to the maximum amount permitted under
         Section 401(a)(17) of the Internal Revenue Code. The annual compensation limit for the Plan year ended December 31, 1999, was $160,000.

         The Employers may also provide a matching contribution of 100% of the participant's voluntary contributions (50% for participants who are associates of Galyan's) up to 3% of the participant's total annual compensation.

         Participant's Voluntary Contributions:

         A participant may elect to make a voluntary tax-deferred contribution of 1% to 6% of his or her annual compensation up to the maximum permitted under Section 402(g) of the Internal Revenue Code adjusted annually ($10,000 at December 31, 1999). This voluntary tax-deferred contribution may be limited by Section 401(k) of the Internal Revenue Code.

         INVESTMENT OPTIONS

         The Limited, Inc. Common Stock Fund - invests primarily in common stock of The Limited, Inc. with up to 3% of the fund being invested in money-market instruments. The goal of the fund is capital growth and dividend income.

         Intimate Brands, Inc. Common Stock Fund - invests primarily in common stock of Intimate Brands, Inc., an 84.2% owned subsidiary of The Limited, Inc., with up to 3% of the fund being invested in money-market instruments. The goal of the fund is capital growth and dividend income.

         SARP Stable Value Fund - invests primarily in investment contracts, stable value contracts and short-term investments. The goal of the fund is preservation of principal and income while maximizing current income. This investment option was not available until October 1, 1999.


         Vanguard Retirement Savings Trust Fund - a mutual fund, investing in investment contracts issued by insurance companies and banks. The goal of the fund is to provide preservation of principal and income while maximizing current income. This investment option is no longer available after September 30, 1999.


         Vanguard Institutional Index Fund - a mutual fund, investing in the 500 stocks that comprise the Standard & Poor's 500 Composite Stock Price Index (S&P 500) in proportion to their weighting in the index. The goal of the fund is long-term growth of capital and income from dividends. During 1999 this mutual fund replaced the Vanguard Index Trust 500 Portfolio investment option, whose investment strategy and goals were similar.

         Vanguard U.S. Growth Fund - a mutual fund, investing primarily in large-capitalization stocks of seasoned U.S. companies with records of growth.

         The goal of the fund is long-term capital growth.

         Vanguard Wellington Fund - a mutual fund, investing 60-70% in the stocks of well-established companies and 30-40% in long-term maturity corporate bonds, Treasury Bonds and mortgage securities. The goal of the fund is current income and long-term growth of capital. This investment option is no longer available after September 30, 1999.

         Janus Overseas Fund - a mutual fund, investing at least 65% of its total assets in securities of issuers from at least five different countries, excluding the United States. The goal of the fund is long-term capital growth. This investment option was not available until October 1, 1999.

         American Century Income & Growth Fund - a mutual fund, investing primarily in common stocks selected from a universe of the 1,500 largest companies traded in the U.S. The goal of the fund is dividend growth, current income, and capital appreciation. This investment option was not available until October 1, 1999.

         AIM Balanced Fund (Class A) - a mutual fund, investing primarily in high-yielding securities, including common stocks, preferred stocks, convertible securities and bonds. The goal of the fund is high total return consistent with preservation of capital. This investment option was not available until October 1, 1999.

         AXP Selective Fund (Class Y) - a mutual fund, investing primarily in medium-to high-quality corporate bonds and other highly rated debt instruments including government securities and short-term investments. The goal of the fund is current income and preservation of capital. This investment option was not available until October 1, 1999.

         American Express Trust Long-Term Horizon (80:20) Fund - a common collective trust, investing in a predetermined mix of growth, growth/income and income investments. The goal of the fund is to create a diversified portfolio with a moderate risk profile designed for individuals with long-term goals. This investment option was not available until October 1, 1999.

         American Express Trust Medium-Term Horizon (50:50) Fund - a common collective trust, investing in a predetermined mix of growth, growth/income, income, and money market (cash equivalents) investments. The goal of the fund is to create a diversified portfolio with a conservative risk profile designed for individuals with medium-term goals. This investment option was not available until October 1, 1999.


         American Express Trust Short-Term Horizon (25:75) Fund - a common collective trust, investing in a predetermined mix of growth, growth/income, income, and money market (cash equivalent) investments. The goal of the fund is to create a diversified portfolio with a conservative risk profile designed for individuals with short-term goals. This investment option was not available until October 1, 1999. Self-Directed Brokerage Account - allowing the participant to invest in securities not offered otherwise. This investment option was not available until October 1, 1999.

         VESTING

         A participant is fully and immediately vested for voluntary and rollover contributions and is credited with a year of vesting service in the Employers' contributions for each Plan year that they are credited with at least 500 hours of service. A summary of vesting percentages in the

         Employers' contributions follows:


         YEARS OF VESTED SERVICE                                       PERCENTAGE
         -----------------------                                       ----------
         Less than 3 years                                             0%
         3 years                                                       20
         4 years                                                       40
         5 years                                                       60
         6 years                                                       80
         7 years                                                       100

         PAYMENT OF BENEFITS

         The full value of participants' accounts becomes payable upon retirement, disability, or death. Upon termination of employment for any other reason, participants' accounts, to the extent vested, become payable. Those participants with vested account balances greater than $5,000 have the option of leaving their accounts invested in the Plan until age 65. All benefits will be paid as a lump-sum distribution. Those participants holding shares of Employer Securities will have the option of receiving such amounts in whole shares of Employer Securities and cash for any fractional shares. Participants have the option of having their benefit paid directly to an eligible retirement plan specified by the participant.

         A participant who is fully vested in his or her account and who has participated in the Plan for at least seven years may obtain an in-service withdrawal from their account based on the percentage amounts designated by the Plan. A participant may also request a hardship distribution due to an immediate and heavy financial need based on the terms of the Plan.

         AMOUNTS ALLOCATED TO PARTICIPANTS WITHDRAWN FROM THE PLAN

         The vested portion of net assets available for benefits allocated to participants withdrawn from the plan was $251,148 and $2,389,455 as of December 31, 1999 and 1998, respectively.

         FORFEITURES

         Forfeitures are used to reduce the Employers' required contributions, and if so elected by the Employers, to reduce administrative expenses. Forfeitures of $4,167,347 and $6,125,896 were used to reduce contributions for the years ended December 31, 1999 and 1998, respectively. Forfeitures of $405,187 were used to reduce administrative expenses for the year ended December 31, 1999. No forfeitures were used to reduce administrative expenses for the year ended December 31, 1998.

         EXPENSES

         Participants are charged a quarterly fee based on their account balance. Administrative expenses incurred in excess of the fees charged are paid by the Employers. Prior to October 1, 1999, earnings from investments were reduced by a predetermined amount to pay for administrative expenses with any excess administrative fees being paid by the Employers. Brokerage fees, transfer taxes, and other expenses incurred in connection with the investment of the Plan's assets will be added to the cost of such investments or deducted from the proceeds thereof, as the case may be.

(2)      SUMMARY OF ACCOUNTING POLICIES

         BASIS OF PRESENTATION

         The accompanying financial statements have been prepared on the accrual basis of accounting, including investment valuation and income recognition.

         ESTIMATES

         The Plan prepares its financial statements in conformity with generally accepted accounting principles, which requires management to make estimates and assumptions that affect the reported amounts of net assets available for plan benefits at the date of the financial statements and the changes in net assets available for plan benefits during the reporting period and, when applicable, disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from these estimates.

         RISKS

         The plan provides for the various investment options as described in note 1. Any investment is exposed to various risks, such as interest rate, market and credit. These risks could result in a material effect on participants' account balances and the amounts reported in the statements of net assets available for benefits and the statements of changes in net assets available for benefits.

         INCOME RECOGNITION

         Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

         INVESTMENT VALUATION

         Mutual funds are stated at fair value as determined by quoted market prices, which represents the net asset value of shares held by the Plan at year end. Common stock are valued as determined by quoted market price. The common collective trusts are valued on a daily basis. The value of each unit is determined by subtracting total liabilities from the total value of the assets, including accrued income, and dividing the amount remaining by the number of units outstanding on the valuation date. Investment contracts are recorded at contract value (Note 4).

         NET APPRECIATION IN FAIR VALUE OF INVESTMENTS

         Net realized and unrealized appreciation (depreciation) is recorded in the accompanying statement of changes in net assets available for benefits as net appreciation in fair value of investments.

         BENEFIT PAYMENTS

         Benefits are recorded when paid.

         RECLASSIFICATION OF PRIOR YEAR INFORMATION

         Certain prior year information has been reclassified to conform with current year presentation.

(3)      INVESTMENTS

         The Plan's investments are held by the American Express Trust Company, as trustee of the Plan. Prior to October 1, 1999 the Plan's investments were held by The Chase Manhattan Bank, as trustee of the Plan. The following table presents balances for 1999 and 1998 for the Plan's current investment options. Investments that represent 5 percent or more of the Plan's net assets are separately identified.


                                                                                    1999                 1998
                                                                                ------------         -------------
         Investments at fair value as determined by:
              Quoted market price:
                  Common stock:
                      The Limited, Inc.                                         $ 94,235,093         $ 70,799,467
                      Other                                                       19,385,157           11,598,446
                                                                                ------------         ------------
                                                                                 113,620,250           82,397,913
                                                                                ------------         ------------

                  Warrants                                                             2,594                 -
                                                                                ------------         ------------

                  Mutual funds:
                      Vanguard Institutional Index Fund                         110,157,390                  -
                      Vanguard U.S. Growth Portfolio                             98,740,931            86,327,108
                      AIM Balanced Class A Fund                                  27,398,996                  -
                      Vanguard Retirement Savings Trust                                 -              89,083,764
                      Vanguard Index Trust - 500 Portfolio                              -              98,041,511
                      Vanguard Wellington Fund                                          -              24,530,446
                      Other                                                       3,702,543                  -
                                                                                ------------         ------------
                                                                                 239,999,860          297,982,829
                                                                                ------------         ------------

                                                                                 353,622,704          380,380,742
              Contract cost:
                  Investment contracts                                            73,258,446                 -
              Estimated fair value:
                  Common collective trusts                                        26,374,522              101,414
                                                                                ------------         ------------
                           Total investments at fair value                      $453,255,672         $380,482,156
                                                                                ============         ============

         The Plan's investments (including investments bought, sold, and held during the year) appreciation (depreciation) in value for the years ended December 31, 1999 and 1998, is set forth below:


                                                                                    1999                 1998
                                                                                -----------          -----------
         Investments at fair value as determined by:
              Quoted market price:
                  Common stock                                                  $41,273,056          $15,468,485
                  Warrants                                                           (1,330)                  -
                  Mutual funds                                                   35,677,665           40,616,810
                                                                                ------------         ------------
                                                                                 76,949,391           56,085,295

              Estimated fair value
                  Common collective trusts                                          261,753                 -
                                                                                ------------         ------------
                      Net Appreciation in Fair Value                            $77,211,144          $56,085,295
                                                                                ============         ============


(4)      INVESTMENT CONTRACTS

         The Plan entered into investment contracts with insurance companies and financial institutions. The contracts are included in the financial statements at contract value, which approximates fair value, as reported to the Plan by the contract issuers. Contract value represents contributions made under the contract, plus earnings, less plan withdrawals and administrative expenses.

         These contracts provided a liquidity guarantee by financially responsible third parties of principal and previously accrued interest for liquidations, transfers, or hardship withdrawals initiated by plan participants exercising their rights to withdraw or transfer funds under the terms of the on-going

         Plan. The average yield on the contracts was 6.88% for the year ended December 31, 1999.

(5)      TAX STATUS

         The Plan obtained its latest determination letter on January 30, 1995, in which the Internal Revenue Service stated that the Plan, as amended and restated January 1, 1992 was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the Internal Revenue Code.

(6)      PLAN ADMINISTRATION

         The Plan is administered by a Committee, the members of which are appointed by the Board of Directors of the Employers.

(7)      PLAN TERMINATION

         Although the Employers have not expressed any intent to do so, the Employers have the right under the Plan to discontinue their contributions at any time. The Limited, Inc. has the right at any time, by action of its Board of Directors, to terminate the Plan subject to provisions of ERISA. Upon Plan termination or partial termination, participants will become fully vested in their accounts.

(8)      PARTIES-IN-INTEREST

         American Express Trust Company, trustee of the Plan, its subsidiaries and affiliates maintain and manage certain of the investments of the Plan for which the Plan is charged.

(9)      RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

         The following is a reconciliation of net assets available for benefits per the financial statements to Form 5500:


                                                                                     1999                1998
                                                                                ------------         -----------
              Net Assets Available for Benefits
                  Per the Financial Statements                                  $484,546,348         $408,052,114
              Amounts Allocated to Withdrawing
                  Participants                                                      (251,148)          (2,389,455)
                                                                                ------------         -------------
              Net Assets Available for Benefits
                  Per Form 5500                                                 $484,295,200         $405,662,659
                                                                                ============         =============



         The following is a reconciliation of benefits paid to participants per the financial statements to Form 5500:

              Benefits Paid to Participants Per the Financial
                  Statements                                                                         $ 56,199,313
              Amounts Allocated to Withdrawing Participants:
                  At December 31, 1998                                                                    251,148
                  At December 31, 1997                                                                 (2,389,455)
                                                                                                    --------------
              Benefits Paid to Participants Per Form 5500                                            $  54,061,006
                                                                                                    ==============
         Amounts allocated to withdrawing participants are recorded on Form 5500 for benefit claims that have been processed and approved for payment prior to December 31 but not yet paid as of that date.

                                                                      SCHEDULE I

                  THE LIMITED, INC. SAVINGS AND RETIREMENT PLAN
                            EIN #31-1048997 PLAN #002
           SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES AT YEAR END
                                DECEMBER 31, 1999


(a)                        (b)                                       (c)                           (d)              (e)

                                                               Description of
                                                            investment including
                    Identity of issue,                       maturity date, rate                    (1)
                   borrower, lessor, or                     of interest, collateral,                              Current
                      similar party                          par or maturity value                 Cost            value
                 -------------------------            ----------------------------------         -------         -----------
 *                The Limited, Inc.                     Common Stock - 2,175,702                                $ 94,235,093
                                                        shares

 *                Intimate Brands, Inc.                 Common Stock - 241,763                                    10,426,029
                                                        shares

                  Too, Inc.                             Common Stock - 313,348                                     5,405,253
                                                        shares

                  Abercrombie & Fitch                   Common Stock - 100,034                                     2,669,657
                  Co.                                   shares

                  America Online, Inc.                  Common Stock - 610 shares                                     46,284

                  Ariba, Inc.                           Common Stock - 20 shares                                       3,548

                  CMGI, Inc.                            Common Stock - 20 shares                                       5,538

                  Cisco Systems, Inc.                   Common Stock - 409 shares                                     43,814

                  EMC Corporation                       Common Stock - 1,100                                         120,175
                                                        shares

                  Emulex Corporation                    Common Stock - 500 shares                                     56,250

                  Oracle Systems                        Common Stock - 181 shares                                     20,283
                  Corporation

                  Portal Software, Inc.                 Common Stock - 50 shares                                       5,144

                  Sun Microsystems,                     Common Stock - 259 shares                                     20,056
                  Inc.

                  Qualcomm, Inc.                        Common Stock - 642 shares                                    113,072

                  Advanced Micro Devices                Common Stock - 33 shares                                         955

                  Integrated Device                     Common Stock - 687 shares                                     19,923
                  Technology, Inc.


* Represents a party in interest

(1) Cost information omitted - investment is part of individual account plan that a participant or beneficiary directed with respect to assets allocated to his or her account.

                                                                      SCHEDULE I

                  THE LIMITED, INC. SAVINGS AND RETIREMENT PLAN
                            EIN #31-1048997 PLAN #002
           SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES AT YEAR END
                                DECEMBER 31, 1999


(a)                        (b)                                       (c)                           (d)              (e)
                                                               Description of
                                                            investment including
                   Identity of issue,                       maturity date, rate                    (1)
                  borrower, lessor, or                    of interest, collateral,                                Current
                     similar party                          par or maturity value                  Cost            value
                ---------------------------         ------------------------------------        ---------        -----------
                  Titan Corporation                     Common Stock - 443 shares                                $  20,959

                  AT&T Corporation                      Common Stock - 116 shares                                    5,894

                  General Electric                      Common Stock - 80 shares                                    12,380
                  Company

                  Real Networks, Inc.                   Common Stock - 140 shares                                   16,844

                  Global Crossing, Ltd.                 Common Stock - 75 shares                                     3,750

                  Amazon.Com, Inc.                      Common Stock - 8 shares                                        609

                  Applied Micro Circuits                Common Stock - 400 shares                                   50,900
                  Corporation

                  Be, Inc.                              Common Stock - 158 shares                                    3,604

                  CTS Corporation                       Common Stock - 275 shares                                   20,728

                  Exodus Communication                  Common Stock - 46 shares                                     4,085

                  Internet Capital Group                Common Stock - 30 shares                                     5,100

                  JDS Uniphase                          Common Stock - 810 shares                                  130,663
                  Corporation

                  Manhattan Scientific,                 Common Stock - 317 shares                                    1,585
                  Inc.

                  PMC - Sierra, Inc.                    Common Stock - 400 shares                                   64,125

                  Siebel Systems, Inc.                  Common Stock - 221 shares                                   18,564

                  Triquint Semiconductor,               Common Stock - 400 shares                                   44,500
                  Inc.

                  Yahoo, Inc.                           Common Stock - 49 shares                                    21,202

                  Ziasun Technologies,                  Common Stock - 253 shares                                    3,684
                  Inc.

                                                                      SCHEDULE I

                  THE LIMITED, INC. SAVINGS AND RETIREMENT PLAN
                            EIN #31-1048997 PLAN #002
           SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES AT YEAR END
                                DECEMBER 31, 1999


(a)                        (b)                                       (c)                           (d)              (e)
                                                               Description of
                                                            investment including
                    Identity of issue,                       maturity date, rate                   (1)
                   borrower, lessor, or                    of interest, collateral,                              Current
                      similar party                         par or maturity value                  Cost            value
                ------------------------------          -----------------------------            --------       ------------
                  Leisureplanet  Holdings,                  Warrants - 250 shares                                 $   2,594
                  Ltd.

                  Chase Manhattan Bank                      Common Collective Trust -                                 8,228
                  Enhanced cash                             8,228 shares
                  Investment Fund

 *                American Express Trust                    Common Collective Trust -                                30,445
                  Horizon Short-Term                        1,800.005 shares
                  (25:75) Fund

 *                American Express Trust                    Common Collective Trust -                                45,573
                  Horizon Medium-Term                       2,150.179 shares
                  (50:50) Fund

 *                American Express Trust                    Common Collective Trust -                               168,809
                  Horizon Long-Term                         6,403.017 shares
                  (80:20) Fund

 *                American Express Trust                    Common Collective Trust -                             1,573,154
                  Money Market Fund II                      1,573,154.330 shares

 *                American Express Trust                    Common Collective Trust -                            10,042,253
                  Money Market Fund I                       10,042,252.650 shares

 *                American Express Trust                    Common Collective Trust -                            14,506,060
                  Income Fund I                             283,321.485 shares

 *                AXP Selective Fund                        Mutual Fund - 15,569.247                                131,872
                   (Class Y)                                shares

                  AIM Balanced Fund                         Mutual Fund - 838,146.098                            27,398,996
                   (Class A)                                shares

                  American Century  Income                  Mutual Fund - 28,461.796                                969,124
                  & Growth Fund                             shares

                  Vanguard World Fund,                      Mutual Fund - 2,268,342.077                          98,740,931
                  U.S. Growth Portfolio                     shares

                  Vanguard Institutional                    Mutual Fund - 822,008.732                           110,157,390
                  Index Fund                                shares

                  Janus Overseas Fund                       Mutual Fund - 58,442.541                              2,174,063
                                                            shares

                                                                      SCHEDULE I

                  THE LIMITED, INC. SAVINGS AND RETIREMENT PLAN
                            EIN #31-1048997 PLAN #002
           SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES AT YEAR END
                                DECEMBER 31, 1999



(a)                        (b)                                       (c)                           (d)              (e)
                                                               Description of
                                                            investment including
                    Identity of issue,                       maturity date, rate                   (1)
                   borrower, lessor, or                    of interest, collateral,                              Current
                      similar party                         par or maturity value                  Cost            value
               -----------------------------        ------------------------------------        ----------     -------------
                  Reserve Fund, Inc.                    Mutual Fund - 422,139.590                               $  422,140
                  (Class A)                             shares

                  Invesco Technology Fund               Mutual Fund - 66.270                                         5,354
                  (Class II)                            shares

                  Bank of America                       Investment Contract - 7.24%                              4,918,545
                                                        due 12/31/2050

                  Bank of America                       Investment Contract - 6.35%                              9,000,000
                                                        due 12/31/2050

                  CDC                                   Investment Contract - 7.08%                             10,116,857
                                                        due 12/31/2050

                  Chase Manhattan Bank                  Investment Contract - 6.87%                             12,669,665
                                                        due 12/31/2050

                  JP Morgan                             Investment Contract - 7.10%                              4,941,250
                                                        due 12/31/2050

                  UBS                                   Investment Contract - 7.17%                              9,612,129
                                                        due 12/31/2050

                  GE Finance Assurance                  Investment Contract - 7.10%                              5,000,000
                                                        due 08/15/2004

                  Hartford Life                         Investment Contract - 6.35%                              7,000,000
                                                        due 02/01/2000

                  Protective Life                       Investment Contract - 7.30%                              5,000,000
                                                        due 02/17/2004

                  Travelers Insurance                   Investment Contract - 7.20%                              5,000,000
                                                        due 10/15/2003